Exhibit 3.1

BYLAWS

OF

FAMILY DOLLAR STORES, INC.

ARTICLE I

OFFICES

SECTION 1. DELAWARE OFFICE. The registered office of the Corporation in the State of Delaware shall be as set forth in the Corporation’s Certificate of Incorporation or as subsequently changed in accordance with the Delaware General Corporation Law.

SECTION 2. OTHER OFFICES. The Corporation may have an office or offices at such other places in the United States or elsewhere as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 1. ANNUAL MEETING. An annual meeting of stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before said meeting shall be held on the third Thursday in January of each year, if not a legal holiday and if a legal holiday, then on the next succeeding full business day, or on such other date as the Board of Directors may designate, at such hour and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors and stated in the notice of said meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of stockholders for any purpose or purposes may, except as otherwise prescribed by law or in the Certificate of Incorporation, be called at any time by the Chairman of the Board or by resolution of the Board of Directors, to be held at such time and place, within or without the State of Delaware, as may be designated in the notice thereof.

SECTION 3. NOTICE OF MEETING. Except as otherwise provided or permitted by law or in the Certificate of Incorporation or in these Bylaws, written notice of all meetings of stockholders, stating the place, date and hour and in general terms only, the purpose or purposes thereof, shall be given to each stockholder of record having voting power in respect of the business to be transacted thereat, either by serving such notice upon him or her personally or by mailing the same to his or her address as it appears on the records of the Corporation.

SECTION 4. QUORUM. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or by proxy, shall be required to and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of law or of the Certificate of Incorporation or of these Bylaws a larger or different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present or represented at any duly called and held meeting at which a quorum is present or represented may continue to do business until adjournment, notwithstanding the withdrawal of such number as to leave less than a quorum.

SECTION 5. ADJOURNMENTS. At any meeting of stockholders, including a meeting at which a quorum is not present or represented, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting. At such adjourned meeting any business may be transacted which might have been transacted at the original meeting. If any adjournment, whether a quorum is present or not, is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 6. ORGANIZATION. Each meeting of stockholders shall be presided over by the Chairman of the Board, or in his or her absence, by the Chief Executive Officer or Vice Chairman or the President or a Vice President or any other person thereunto designated by the Chairman of the Board or by the Board of Directors (such officer or other person so presiding being referred to in these Bylaws as the “Chairman of the Meeting”). The Board of Directors may adopt such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the Chairman of the Meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of the Chairman of the Meeting, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the Chairman of the Meeting, may but need not be consistent with rules of parliamentary procedure and may include, without limitation, the following: (1) the establishment of an agenda or order of business for the meeting; (2) rules and procedures for maintaining order at the meeting and the safety of those present; (3) limitations on attendance at or participation in the meeting, to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair shall permit; (4) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (5) limitations on the time allotted to questions or comments by participants. The Secretary, or in his or her absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary any person designated by the Chairman of the Board or other person presiding at the meeting, shall act as secretary of the meeting.

SECTION 7. PROXIES AND VOTING OF SHARES. At any meeting of stockholders, each stockholder entitled to vote any shares on any matter to be voted upon at such meeting may exercise such voting right either in person or by proxy appointed by an instrument in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. No proxy shall be voted on after three years from its date unless said proxy provides for a longer period. Except as otherwise expressly required by statute, the vote on any question need not be by written ballot.

SECTION 8. VOTING LIST OF STOCKHOLDERS. The officer who shall have charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order and showing the address and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger or the list of stockholders referred to above or the books of the Corporation, or to vote in person or by proxy at the meeting of stockholders.

SECTION 9. NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS. At any meeting of the stockholders, only business that has been properly brought before the meeting may be conducted. To be properly brought before the meeting, nominations for the election of directors and the proposal of other business at any meeting may be made only: (a) in the case of proposals other than nominations for the election of directors, as set forth in the Corporation’s notice of meeting or otherwise made by or at the direction of the Board of Directors; or (b) in the case of nominations for the election of directors, by or at the direction of the Board of Directors; or (c) in either such case, by a stockholder of record entitled to vote at the meeting who complies with the following paragraphs of this Section 9. Compliance with the following paragraphs of this Section 9 pursuant to clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before a meeting of stockholders.

For business or nominations to be properly brought before a stockholder meeting by a stockholder pursuant to clause (c) above, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. A notice of the intent of a stockholder to make a nomination or to bring any other matter before the annual meeting shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after its anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the ninetieth day prior to such annual meeting and not later than the close of business on the later of the forty-fifth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the Corporation. In the event of a special meeting at which directors are to be elected, any stockholder entitled to vote may nominate a person or persons for election as director if the stockholder’s notice is received by the Secretary of the Corporation not later than the close of business on the fifteenth day following the day on which notice of the meeting is first provided to stockholders. In no event shall any adjournment or postponement of any meeting of stockholders or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.

Any notice by a stockholder shall set forth:

(a) the name and address of the stockholder and any Stockholder Associated Person (hereinafter defined) of such stockholder;

(b) a representation that the stockholder or Stockholder Associated Person; intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice;

(c) as to each of the stockholder and all Stockholder Associated Persons, if any, of such stockholder (i) the class or series and number of shares of the Corporation which are directly or indirectly owned beneficially and of record by such stockholder or Stockholder Associated Person; (ii) any option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or Stockholder Associated Person, and any other direct or indirect opportunity of such stockholder or Stockholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of the shares of the Corporation; (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of any security of the Corporation; (iv) any short interest of such stockholder or Stockholder Associated Person in any security of the Corporation (for purposes of these Bylaws, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security); (v) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (vi) any performance-related fees that such stockholder or Stockholder Associated Person is entitled to receive, either directly or indirectly, based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments; in each case, if any, such information shall be as of the date of such notice, (which information shall be supplemented by such stockholder as to itself and any Stockholder Associated Person not later than 10 days after the record date for the meeting to disclose such ownership as of the record date);

(d) with respect to notice of an intent to make a nomination, a description of all arrangements or understandings between or among any of the stockholder, any Stockholder Associated Person, each nominee, and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(e) with respect to notice of an intent to make a nomination, (i) all information regarding each nominee that would be required to be disclosed in solicitations of proxies for election of directors in an election contest pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and undertakings during the past three years, and other material relationships, between such stockholder and any Stockholder Associated Person, if any, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder or Stockholder Associated Person were the “registrant” pursuant to Regulation S-K and if the nominee were a director or executive officer of such registrant; and (iii) a completed and signed questionnaire, representation and agreement to furnish such information as may reasonably be required by the Corporation determine the eligibility of such proposed nominee to serve as an independent director of the Corporation, or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, or such nominee.

(f) with respect to notice of an intent to bring up any matter other than a nomination of a director, a description of the matter, and any interest of the stockholder or any Stockholder Associated Person, if any, in the matter, including a description of all agreements, arrangements and understandings between or among any of the stockholder, any Stockholder Associated Person, if any, and any other person or persons (naming such person or persons) in connection with the proposal of such business.

“Stockholder Associated Person” shall mean, with respect to a stockholder, (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder, including interests held by members of such stockholder’s immediate family sharing the same household, and (C) any person controlling, controlled by or under common control with such Stockholder Associated Person.

Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 9. Nothing in this Section 9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. Except as otherwise provided by law, the Corporation’s Certificate of Incorporation or these Bylaws, the Chairman of the Meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article II and, if in accordance with the Chairman of the Meeting’s determination any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

ARTICLE III

DIRECTORS

SECTION 1. POWER AND DUTIES OF THE BOARD OF DIRECTORS. The Board of Directors shall have the general management of the affairs, property and business of the Corporation and may adopt such rules and regulations for that purpose and for the conduct of their meetings as they may deem proper. The Board of Directors may exercise and shall be vested with the powers of the Corporation insofar as not inconsistent with law, the Certificate of Incorporation or these Bylaws.

SECTION 2. NUMBER AND QUALIFICATIONS. The authorized number of directors shall be determined by the affirmative vote of a majority of the total number of directors given at a regular or special meeting of the Board of Directors; provided, that, if the number so determined is to be increased or decreased, notice of the proposed increase or decrease shall be included in the notice of such meeting unless all of the directors at the time in office be present at such meeting or those not present shall at any time waive or have waived notice thereof in writing; and provided further, that the number of directors which shall constitute the total number of directors shall not be reduced to a number less than the number of directors then in office unless such reduction shall become effective only at and after the next ensuing meeting of stockholders for the election of directors or upon the resignation of an incumbent director. Directors need not be stockholders of the Corporation.

SECTION 3. ELECTION AND TERM. Except as otherwise provided by law or by these Bylaws, the directors of the Corporation shall be elected at the annual meeting of stockholders in each year. Each director shall be elected to serve until the next annual meeting of stockholders and until a successor shall have been duly elected and shall qualify, subject to the provisions of Article V hereof.

SECTION 4. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such time and place, either within or outside of the State of Delaware, as may be determined by resolution of the Board of Directors. No notice of a regular meeting need be given (any practice or custom at any time to the contrary notwithstanding) and any business may be transacted at a regular meeting, held as aforesaid, subject only to the requirements of Section 2 of Article III.

SECTION 5. SPECIAL MEETINGS. Special meetings of the Board of Directors may, unless otherwise expressly provided by law, be called from time to time by the Chairman of the Board, the Lead Director, the Chief Executive Officer or the Vice Chairman, or by a written call signed by any two or more directors and filed with the Secretary. Each special meeting of the Board of Directors shall be held at such place, either within or outside of the State of Delaware, as shall be designated in the notice of such meeting.

SECTION 6. NOTICE OF SPECIAL MEETINGS. Notice of a special meeting of the Board of Directors, stating the place, date and hour thereof, shall, except as otherwise expressly provided by law or as provided in Section 2 of Article VII hereof, be given by mailing, telecopying or by sending by electronic transmission the same to each director at his or her residence or business address at any time on or before the second day before the day of the meeting or by delivering the same to him or her personally or telephoning the same to him or her personally at his or her residence or business address not later than the day before the day of the meeting, unless, in case of exigency, the Chairman of the Board, or in the absence of the Chairman of the Board, the Lead Director, the Chief Executive Officer, the Vice Chairman, the President, a Vice President or the Secretary, shall prescribe a shorter notice to each director at his or her residence or business address. Except as otherwise required by statute or the Bylaws, no notice or waiver of notice of a special meeting of the Board of Directors need state the purpose or purposes of such meeting, and any business may be transacted thereat, any practice or custom at any time to the contrary notwithstanding.

SECTION 7. QUORUM. A majority of the directors at the time in office, but in no event less than one-third of the total number of directors, shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum be present at a meeting, the directors present may adjourn the meeting and the meeting may be held as adjourned without further notice. If a quorum be present at a meeting and the meeting is adjourned to reconvene at a later time and/or date, no notice need be given other than announcement at the meeting. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, when a quorum is present at any meeting of the Board of Directors, a majority of the directors present at such meeting shall decide any question brought before such meeting and the action of such majority shall be deemed to be the action of the Board of Directors. The directors present at any duly called and held meeting at which a quorum is present or represented may continue to do business until adjournment, notwithstanding the withdrawal of such number as to leave less than a quorum.

SECTION 8. CHAIRMAN OF THE BOARD AND LEAD DIRECTOR. The Board of Directors shall appoint from among its members a director who shall be designated as the Chairman of the Board and who may, as provided in Article IV, Section 4 hereof, also be the Chief Executive Officer of the Corporation. If the Chairman of the Board is not the Chief Executive Officer of the Corporation, the Chairman of the Board shall not be an officer of the Corporation, unless otherwise designated as such by the Board of Directors. The Chairman of the Board shall, when present, preside at all meetings of the Board of Directors.

If the Chief Executive Officer is serving as the Chairman of the Board, the Board of Directors shall appoint from among its members a director who shall be designated as the Lead Director. The Lead Director shall consult with and act as a liaison between the Board of Directors and the Chief Executive Officer and perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. The Lead Director, if any, shall, when present, preside over meetings of the Board of Directors in the absence of the Chairman of the Board. Meetings of the non-management and/or independent members of the Board of Directors shall be presided over by the Lead Director, of if there is none, by the Chairman of the Board, if he or she is independent, or if he or she is not independent, by a director selected to so preside at such meeting(s).

SECTION 9. ORGANIZATION. Each meeting of the Board of Directors shall be presided over by the Chairman of the Board, or, in the absence of the Chairman of the Board, the Lead Director, or in the absence of the Chairman of the Board and the Lead Director, by any director selected to preside by vote of a majority of the directors present. The Secretary, or in his or her absence an Assistant Secretary, or in the absence of both the Secretary and an Assistant Secretary, or at the request of the chairman of the meeting (with the consent of the Secretary, if present), any person designated by the chairman of the meeting shall act as secretary of the meeting.

SECTION 10. COMPENSATION OF DIRECTORS. The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. The Board of Directors shall have the authority to fix the compensation of the directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like reimbursement and additional compensation for attending committee meetings. Members of the Board of Directors may also participate in stock option, stock bonus and other equity compensation plans and programs established by the Corporation to the extent they are by the terms thereof eligible to so participate.

SECTION 11. COMMITTEES. The Board of Directors may, by resolution or resolutions adopted by the Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have the power to authorize the seal of the Corporation to be affixed to all papers which may require it, but no such committee shall have any power or authority not permitted by statute. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

SECTION 12. WRITTEN CONSENTS. Any action required or permitted to be taken at any meeting of the Board of Directors or by any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 13. TELEPHONIC PARTICIPATION. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting in such manner shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

SECTION 1. NUMBER AND APPOINTMENT. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a Vice Chairman, a President, a Chief Financial Officer, a Secretary and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents, a Comptroller and one or more Assistant Vice Presidents, Assistant Comptrollers, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person but no officer shall act in more than one capacity where action of two or more officers is required.

SECTION 2. APPOINTMENT, TERM AND QUALIFICATION. The Board of Directors shall appoint the Chairman of the Board, Chief Executive Officer, Vice Chairman, President, Chief Financial Officer, Secretary or Treasurer, and may appoint such other officers as it may designate or may authorize a duly appointed officer to appoint one or more other officers or assistant officers, other than those set forth above. Each such officer shall serve as such at the pleasure of the Board of Directors. None of the officers of the Corporation, other than that the Chairman of the Board, need be directors.

SECTION 3. OTHER OFFICERS. The Board of Directors may also appoint such other officers and agents, or provide for the appointment of such other officers and agents, as it may deem necessary for the transaction of the business of the Corporation. Such officers and agents shall hold office for such period, have such authority and perform such duties as shall be determined from time to time by or under the authority of the Board of Directors.

SECTION 4. CHAIRMAN OF THE BOARD. The Chairman of the Board shall be appointed by the Board of Directors from among its members as set forth in Article III, Section 8 hereof. If the Chief Executive Officer is appointed as the Chairman of the Board, he or she shall hold such position as an officer of the Corporation. In addition to the duties set forth in Articles II and III hereof, the Chairman of the Board shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 5. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall have the general control and management of the business and affairs of the Corporation, under the direction of the Board of Directors. He or she shall have power: (1) to select and appoint all necessary officers and employees of the Corporation except such officers as under these Bylaws are to be appointed exclusively by the Board of Directors; (2) to remove all officers or employees selected or appointed by him or her whenever he or she shall deem it necessary, and to make new appointments to fill the vacancies; and (3) to suspend from office for cause any officer appointed by the Board of Directors, which shall be forthwith declared in writing to the Board of Directors. The Chief Executive Officer shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

SECTION 6. VICE CHAIRMAN. The Vice Chairman shall be the chief administrative officer of the Corporation and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board or the Chief Executive Officer may from time to time prescribe.

SECTION 7. PRESIDENT. The President shall perform such duties and have such powers relative to the business and affairs of the Corporation as the Board of Directors or the Chairman of the Board or the Chief Executive Officer may from time to time prescribe. If the Board of Directors shall not have elected a Chief Executive Officer, the President shall have such authority and shall perform such additional duties as in these Bylaws is provided for the office of Chief Executive Officer.

SECTION 8. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be responsible for the general oversight and management of the financial affairs of the Corporation and shall perform such other duties and have such other powers as the Board of Directors or the Chairman of the Board or the Chief Executive Officer may from time to time prescribe.

SECTION 9. VICE PRESIDENTS. Each Vice President shall perform such duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, the President or as may be prescribed by the Bylaws. A Vice President may be designated as the chief accounting officer of the Corporation who shall have general supervision over the Corporation’s accounting division and the Treasurer’s department, subject to the control of the Board of Directors and the Chairman of the Board and the Chief Executive Officer and the Vice Chairman.

SECTION 10. SECRETARY. The Secretary shall record or cause to be recorded in books provided for the purpose all the proceedings of the meetings of the Corporation including those of the stockholders, the Board of Directors and all committees thereof; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records (other than financial) and of the seal of the Corporation and see that the seal is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; shall see that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and in general, the Secretary shall perform all duties incident to the office of Secretary and such other duties as may, from time to time, be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman or the President.

SECTION 11. ASSISTANT SECRETARIES. In the absence of the Secretary, or in case of his or her inability to act, an Assistant Secretary designated by the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, the President or the Board of Directors shall perform all duties of the Secretary and, when so acting, shall have all the powers of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time shall be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, the President or the Secretary.

SECTION 12. TREASURER. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; receive, and give receipts for, monies due and payable to the Corporation from any source whatsoever; and in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, or the Chief Financial Officer.

SECTION 13. ASSISTANT TREASURERS. In the absence of the Treasurer, or in case of his or her inability to act, an Assistant Treasurer designated by the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, the Chief Financial Officer or the Board of Directors shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, the Chief Financial Officer, or the Treasurer.

SECTION 14. COMPENSATION. The compensation of all officers, agents and employees of the Corporation shall be fixed from time to time by or in the manner prescribed by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation or a member of any committee.

ARTICLE V

RESIGNATIONS AND REMOVALS

SECTION 1. RESIGNATIONS. Any director, officer or agent of the Corporation may, subject to contrary provision in any applicable contract, resign at any time by giving written notice to any of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, the President or the Secretary of the Corporation, and any member of any committee may resign at any time by giving notice either as aforesaid or to the committee of which he or she is a member or to the chairman thereof. Any such resignation shall take effect at the time specified therein or, if the time is not specified, upon receipt thereof; and unless otherwise specified herein, acceptance of such resignation shall not be necessary to make it effective.

SECTION 2. REMOVALS. The stockholders at any meeting called for the purpose, by vote of the majority of the outstanding stock entitled to vote, may remove from office either for or without cause any director and elect his or her successor. The Board of Directors may remove from office any officer, agent or member of any committee, elected or appointed by it.

ARTICLE VI

VACANCIES

SECTION 1. AMONG DIRECTORS. If the office of any director becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by any increase in the authorized number of directors, a majority of the directors then in office, although less than a quorum, or the sole remaining director, may choose a successor or fill the newly created directorship, and the director so chosen shall hold office, subject to the provisions of these Bylaws, until the next annual election of directors and until his or her successor shall be duly elected and shall qualify. In the event that a vacancy arising as aforesaid shall not have been filled by the Board of Directors, such vacancy may be filled by the stockholders at any meeting thereof after such office becomes vacant. If one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so prospectively resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

SECTION 2. AMONG OFFICERS, ETC. If the office of the Chairman of the Board, Chief Executive Officer, Vice Chairman, President, any Vice President, the Secretary or the Treasurer, or of any other officer or agent or member of any committee, becomes vacant at any time by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, such vacancy or vacancies shall be filled by the Board of Directors or as authorized by it.

ARTICLE VII

NOTICES

SECTION 1. MANNER OF GIVING. Whenever under the provisions of the laws of the State of Delaware, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given by mailing, telecopying or sending by electronic transmission the same to each such director or stockholder at such address as appears on the books or in the records of the Corporation, and such notice shall be deemed to be given at the time when the same is thus mailed, telecopied or sent by electronic transmission.

SECTION 2. WAIVER OF NOTICE. Whenever under the provisions of these Bylaws, or of the Certificate of Incorporation, or of any of the laws of the State of Delaware, the stockholders or directors are authorized to hold any meeting or take any action after notice or after the lapse of any prescribed period of time, a waiver thereof, in writing, signed by the person or persons entitled to such notice or lapse of time, whether before or after the time of meeting or action stated therein, shall be deemed equivalent thereto. The presence at any meeting of a person or persons entitled to notice thereof shall be deemed a waiver of such notice as to such person or persons.

ARTICLE VIII

CAPITAL STOCK

SECTION 1. FORM AND ISSUANCE. Shares of the Corporation’s stock may be certificated or uncertificated and shall be entered in the books of the Corporation and registered as they are issued. Certificates of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed by, or in the name of the Corporation by, the Chairman of the Board, or the Chief Executive Officer, or the Vice Chairman, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation; provided, however, that if such certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue.

SECTION 2. TRANSFERS OF STOCK. The Board of Directors shall have power and authority to make such rules and regulations or amendments thereto as they may deem expedient concerning the issue, registration and transfer of certificated or uncertificated stock and may appoint transfer agents and registrars thereof.

SECTION 3. LOST, STOLEN AND DESTROYED CERTIFICATES. The Board of Directors may direct a new certificate or certificates, or uncertificated shares in place of any certificate or certificates, to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon satisfactory proof of that fact by the person claiming the certificate or certificates for shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or any uncertificated shares, the Board of Directors may, at its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation and its agents a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the Corporation or any of its agents with respect to the certificate or certificates alleged to have been lost, stolen or destroyed.

SECTION 4. FIXING OF RECORD DATE.

(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such other action, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting shall be as fixed by the Board of Directors or as otherwise established under this Section 4(b) of Article VIII. Any person seeking to have the stockholders authorize or take corporate action by written consent without a meeting shall, by written notice addressed to the Secretary of the Corporation and delivered to the Corporation and signed by a stockholder of record, request that a record date be fixed for such purpose. The written notice must contain the information set forth in Section 4(c) of Article VIII. Following receipt of the notice, the Board of Directors shall have ten (10) days to determine the validity of the request, and if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If the Board of Directors fails within ten (10) days after the Corporation receives such notice to fix a record date for such purpose, the record date shall be the day on which the first written consent is delivered to the Corporation in the manner prescribed by applicable Delaware law; except that, if prior action by the Board of Directors is required under the provisions of Delaware law, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) Any stockholder’s notice required by Section 4(b) of Article VIII shall be valid and effective only if delivered to the Secretary at the principal executive offices of the Corporation and only if it sets forth (A) as to any action (including the nomination of any person for election or reelection as a director of the Corporation, in which case the questionnaire, representation, agreement and other information required by Section 9(e) of Article II of these By-Laws must also be delivered along with and at the same time as such stockholder’s notice) that the stockholder proposes to take by consent, a brief description of such action, the reasons for taking such action, any material interest in such action of such stockholder and the beneficial owner, if any, on whose behalf the proposal to take such action is made and, if such action includes a proposal to amend either the Certificate of Incorporation or these By-Laws, the text of the proposed amendment; and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal to take such action (including the nomination of any person for election or reelection as a director of the Corporation) is made, the information set forth in Section 9(a) through Section 9(f), but excluding Section 9(b), of Article II. The Corporation may require the stockholder requesting a record date for proposed stockholder action by consent to furnish additional information to the extent it may reasonably be required to determine the validity of the request for a record date.

ARTICLE IX

NEGOTIABLE INSTRUMENTS, CONTRACTS, ETC.

SECTION 1. SIGNATURES ON CHECKS, ETC. All checks, drafts, bills of exchange, notes or other instruments or orders for the payment of money or evidences of indebtedness shall be signed for or in the name of the Corporation by such officer or officers, person or persons, as may from time to time be designated by the Board of Directors or by such officers of the Corporation as may be designated by the Board of Directors.

SECTION 2. EXECUTION OF CONTRACTS, DEEDS, ETC. The Board of Directors may authorize any officer or officers, agent or agents, in the name of and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

ARTICLE X

CORPORATE SEAL

The seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal - Delaware”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced in any manner whatsoever.

ARTICLE XI

FISCAL YEAR

The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE XII

VOTING OF STOCK HELD

Unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the Vice Chairman, the President or a Vice President, or any officer designated by the Chairman of the Board or the Chief Executive Officer or the Vice Chairman, are authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of stock or other ownership interests of the Corporation in any corporations, associations, limited liability companies, partnerships, or other entities standing in the name of the Corporation. The authority herein granted to the individuals to vote or represent on behalf of the Corporation any and all ownership interests held by the Corporation may be exercised either by the individuals in person or by any duly executed proxy or power of attorney.

ARTICLE XIII

INDEMNIFICATION AND INSURANCE

SECTION 1. INDEMNIFICATION. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party to or is otherwise involved in any pending, threatened or completed action, suit arbitration, alternative dispute resolution proceeding, investigation, administrative hearing, or other proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust, nonprofit entity, or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Corporation shall be required to indemnify a person and/or advance expenses under Section 2 below in connection with a proceeding (or part thereof) initiated by such person against the Corporation only if the proceeding (or part thereof), other than a proceeding in accordance with Section 3 below, was authorized by the Board of Directors of the Corporation; provided, however that in no event shall the Corporation indemnify any officer, or advance expenses to any officer in accordance with Section 2 below, in connection with a proceeding involving the enforcement of the provisions of any employment, severance or compensation plan or agreement that such officer may be a party to, or beneficiary of, with the Corporation or any of the Corporation’s subsidiaries.

SECTION 2. ADVANCEMENT OF EXPENSES. Subject to the last sentence of Section 1 above, the Corporation shall pay the expenses (including attorneys’ fees) incurred by any present or former officer or director of the Corporation in defending any proceeding in advance of its final disposition, provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the officer or director to repay all amounts advanced if it shall ultimately be determined that he or she is not entitled to be indemnified.

SECTION 3. CLAIMS. If a claim for indemnification or payment of expenses (including attorneys’ fees) under this Article is not paid in full within sixty days after a written claim therefor has been received by the Corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

SECTION 4. INSURANCE. The Board of Directors of the Corporation may, in its discretion, authorize the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her or incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of Section 1 of Article XIII hereof.

SECTION 5. NONEXCLUSIVITY OF RIGHTS. The right conferred on any person by this Article XIII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 6. SAVINGS CLAUSE. The right to indemnification or advancement under this Article XIII is an irrevocable contract right based upon good and valuable consideration. The right to indemnification and advancement shall fully vest at the time any officer or director of the Company first assumes his or her position with the Company. Any repeal or modification of the foregoing provisions granting indemnification or advancement rights shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

ARTICLE XIV

AMENDMENTS

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made, either

(a) by the affirmative vote of the holders of record of a majority of the outstanding stock of the Corporation entitled to vote, given at an annual meeting or at any special meeting of such stockholders, or

(b) by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors, or

(c) without any such meeting of the Board of Directors, by written consent signed by all members of the Board of Directors in accordance with Section 12 of Article III of these Bylaws.

ARTICLE XV

SHAREHOLDER PROTECTION ACT

The provisions of NORTH CAROLINA GENERAL STATUTES, Chapter 55, Sections 55-75 through 55-79, as amended, shall not be applicable to the Corporation.

ARTICLE XVI

THE NORTH CAROLINA CONTROL

SHARE ACQUISITION ACT

To the extent otherwise deemed applicable, if any, the provisions of Article 7A of Chapter 55 of the NORTH CAROLINA GENERAL STATUTES entitled The North Carolina Control Share Acquisition Act shall not be applicable to the Corporation.

ARTICLE XVII

EMERGENCY BYLAWS

SECTION 1. APPLICABILITY.

Notwithstanding any other provision in the Certificate of Incorporation or these Bylaws, the emergency bylaws set forth in this Article XVII (the “Emergency Bylaws”) shall be operative during any emergency resulting from an attack on the United States, any nuclear or atomic incident, any natural catastrophe or other event which creates a state of disaster of sufficient severity to prevent the normal conduct and management of the affairs and business of the Corporation (an “Emergency”). The Emergency Bylaws shall remain in effect for the duration of such Emergency and shall terminate upon the termination of such Emergency.

SECTION 2. NOTICE OF MEETING.

During any Emergency, any meeting of the Board of Directors may be called without notice by any director by any means feasible under the circumstances. The number of directors necessary to constitute a quorum in an Emergency shall be one-third of the directors at the time in office.

SECTION 3. LIABILITY.

No officer, director, or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.